Exhibit 99.2



                                   Delaware
                                                                         Page 1
                               _________________

                                The First State



       I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE,

DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

AMENDMENT OF "JEREMY'S MICROBATCH ICE CREAMS, INC.", FILED IN THIS OFFICE ON

THE SEVENTEENTH DAY OF JUNE, A.D. 2003, AT 9:30 O'CLOCK A.M.



       A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.





                    [SEAL]        /s/ Harriet Smith Windsor
                                  -----------------------------------------
                                  Harriet Smith Windsor, Secretary of State

       3110078  8100              AUTHENTICATION:  2498517

       030399958                            DATE:  06-26-03

                                                       State of Delaware
                                                       Secretary of State
                                                    Division of Corporations
                                                  Delivered 09:30 AM 06/17/2003
                                                    FILED 09:30 AM 06/17/2003
                                                  SRV 030399958 - 3110078 FILE



                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF

                     JEREMY'S MICROBATCH ICE CREAMS, INC.
       (PURSUANT TO SECTION 242 OF THE DELAWARE GENERAL CORPORATION LAW)

      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "Corporation") is Jeremy's Microbatch Ice Creams, Inc.

      2. Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended by striking out Article Fourth thereof and substituting in lieu of said Article the following new Article:

      "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

      (a) 500,000,000 shares of Common Stock, $.01 par value per share; and

      (b) 10,000,000 shares of Preferred Stock, $.01, par value per share. The preferred stock may be issued in one or more series, and may have such voting powers, special, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special right qualifications, limitations or restrictions, including, without limitation, conversion rights and redemption right, as shall be stated in the resolution or resolutions providing for the issue therefore adopted by the Board of Directors of the Corporation."

      3. The foregoing Amendment to the Certificate of Incorporation was duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the undersigned President, having been thereunto duly authorized, has executed the foregoing Certificate of Amendment for the Corporation the 12th day of June, 2003.

                                          /s/ William Tay
                                          ---------------------------------
                                          William Tay, President